Exhibit 10.3

                                 PROMISSORY NOTE

$500,000.00                                                    December 29, 2005

      FOR VALUE RECEIVED, TelePlus Wireless, Corp., a Nevada corporation (referred to herein as "Maker"), promises to pay to the order of Star Number, Inc., a Delaware corporation (referred to herein as "Payee," which term shall also include any subsequent holder of this Note), the principal sum of Five Hundred Thousand Dollars ($500,000.00), as set forth in this Note. All capitalized terms used herein, unless expressly defined herein, shall have the meanings set forth in that certain Security Agreement dated on or about even date herewith by the Maker, in favor of Payee (the "Security Agreement").

      1. Fixed Interest Rate. No interest shall accrue and be payable on the outstanding unpaid principal balance of this Note. In Payee's discretion, upon and after the occurrence of an Event of Default, interest shall accrue and be payable on the unpaid principal balance of this Note at the interest rate per annum that is one percent (1.00%) plus the prime rate.

      2. Principal Payments. Maker shall make principal payments of $125,000 no later than each of March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006, less any adjustments as provided for in the Asset Purchase Agreement. Unless sooner paid in full, the entire unpaid principal balance of this Note, together with all outstanding and unpaid accrued interest, late charges, fees, and Collection Costs (herein defined) shall be due and payable on the first anniversary of the Effective Date.

      3. Minimum Funds Balance. At all times, Maker shall maintain a minimum cash balance of at least fifty percent (50%) of the remaining balance outstanding on this Note. Maker shall notify Payee within twenty-four (24) hours if it has not maintained a minimum funds balance at least fifty percent (50%) of the remaining balance outstanding on this Note.

      4. Late Charges. If any scheduled installment payment of principal under this Note is not paid within fifteen (15) days after the date that the installment payment is due, Maker promises to pay to Payee a late charge equal to five percent (5%) of the amount past due. The 15-day period provided in the preceding sentence is not a grace or cure period and Payee shall be entitled to exercise all of Payee's rights and remedies upon the occurrence of an Event of Default regardless of whether Payee imposes or is entitled to impose any late charge.

      5. Manner of Payment. All payments shall be made in U.S. dollars in immediately available funds without set-off or counterclaim or deduction of any kind on the due dates of such payments, except as provided for in the Asset Purchase Agreement. Payments shall be made to the address set forth herein for notices to Payee. Any payments by check shall be accepted subject to collection in immediately available funds. Payments shall be applied to interest, principal, late charges, expenses and fees in such order as Payee may determine in Payee's discretion.

      6. Prepayment. Maker shall be privileged to prepay this Note in whole or in part at any time without penalty or premium. All partial prepayments shall be applied in inverse order of maturity.

      7. Collection Costs. (a) Maker shall pay to Payee, within ten (10) days after Payee's request or demand for such payment, all amounts necessary to pay, or to reimburse Payee for, all costs and expenses of enforcing this Note, including without limitation any and all costs and expenses of collecting the principal, interest, late charges, fees and expenses due under this Note and exercising Payee's rights and remedies under any guaranties and security agreements in favor of Payee relating to this Note, and any other costs and expenses incurred by Payee after the occurrence of any default under this Note, and regardless of whether an Event of Default shall have been declared, including, without limitation, any and all such costs and expenses incurred by Payee in or relating to any bankruptcy or insolvency proceedings (all thereof referred to herein as "Collection Costs"). Collection Costs include, without limitation, all of Payee's reasonable attorney's fees, paralegal fees and litigation expenses of any kind incurred in enforcing, or collecting this Note.

            (b) If Maker shall fail to pay Collection Costs to Payee within ten
(10) days after Payee's request or demand for such payment, and Payee shall have paid or advanced such Collection Costs (Payee being hereby authorized, but not obligated, to pay or advance such Collection Costs), Payee shall be entitled to add the amount so requested or demanded to the amount of principal outstanding under this Note and thereafter charge interest thereon at the interest rate set forth in Section 1 of this Note.

            (c) If Payee shall add the amount of Collection Costs so requested or demanded, but not paid, to the amount of principal outstanding under this Note as provided in this Section, neither the addition of such unpaid amount to the principal outstanding under this Note, nor the charging of interest thereon, shall relieve Maker of any Event of Default for failure to pay Collection Costs when due, and Payee shall be entitled to exercise all of Payee's rights and remedies upon the occurrence of any such Event of Default.

      8. Default; Acceleration. The occurrence of any of the following events shall be an "Event of Default": (a) failure of Maker to make any payment of principal under this Note when due; (b) failure of Maker to make any payment of late charges or fees under this Note within ten (10) days after Payee's written request or demand for such payments; (c) failure of Maker to make any payment of Collection Costs within ten (10) days after Payee's written request or demand for such payments; (d) TelePlus Enterprises, Inc. (the "Parent"), the owner of all of the outstanding capital stock of Maker, fails to obtain the consent of Cornell Capital Partners, LP to the execution of the Security Agreement by Maker and that certain Guaranty Agreement of even date herewith by the Parent in favor of Payee within thirty (30) days after the date hereof; (e) an Event of Default shall occur under the Security Agreement or any other Credit Document; or (f) failure of Maker to maintain the minimum funds balance provided for in Section 3 of this Note within ten (10) days after Payee's written notification thereof. Upon the occurrence of an Event of Default, the unpaid principal and all other sums evidenced by this Note shall, at the option of Payee and in Payee's discretion, become immediately due and payable.


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

      9. Confession of Judgment. If this Note is not paid when due (whether as scheduled, or upon acceleration or maturity), or any other Event of Default shall occur, Maker does hereby authorize any clerk of any court of record or any attorney to enter in any court of competent jurisdiction in the State of Delaware or any other State, Commonwealth or Territory of the United States judgment by confession against Maker (jointly and severally, if more than one) and in favor of the holder of this Note for the entire principal amount of this Note then remaining unpaid with interest thereon, together with attorney's fees of fifteen percent (15%) of the unpaid principal amount, and court costs, without stay of execution or right of appeal, expressly waiving the benefit of all exemption laws and all irregularity or error in entering said judgment or the execution thereon. No single exercise of the foregoing power to confess judgment shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable or void, but the power shall continue undiminished, and the power to confess judgment may be exercised from time to time as often as the holder of this Note shall elect, until such time as the holder of this Note shall have received payment in full of all indebtedness of Maker to the holder of this Note.

      10. Notices. Any notice or demand required or permitted by or in connection with this Note shall be given in accordance with the terms of the Asset Purchase Agreement.

      11. Certain Waivers. As to this Note, Maker and each other Obligor, if any, severally waive all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also waive valuation and appraisement, presentment, notice of dishonor, and protest, notice of demand and nonpayment of this Note, and notice of acceleration and expressly agrees that the maturity of this Note, or any payment under this Note, may be extended from time to time without in any way affecting the liability of Maker or the liability of any other Obligor. If Payee transfers this Note to another holder who takes this Note for value and without actual knowledge of a claim or defense of Maker against any prior holder of this Note, such transferee shall not be subject to any claims, set-offs or defenses that Maker may have against any holder of this Note prior to such transfer, and such transferee shall have all of the rights of a holder in due course against Maker even if, absent this provision, such transferee would not qualify as a holder in due course under applicable law.

      12. Preservation of Payee Rights. No failure on the part of Payee to exercise any right or remedy hereunder, whether before or after the happening of an Event of Default shall constitute a waiver thereof, and no waiver of any past Event of Default shall constitute waiver of any future default or of any other Event of Default. No failure to accelerate the indebtedness evidenced hereby by reason of any Event of Default hereunder, or acceptance of a past due payment, or indulgence granted from time to time, shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right that Payee may have, whether by the laws of the State of Delaware, by agreement, or otherwise; and Maker and each endorser or guarantor hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.


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

      13. Amendments. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

      14. Severability. In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein but only to the extent such provision (or part thereof) is invalid, illegal, or unenforceable.

      15. Delaware Law. This Note shall be governed by the laws of the State of Delaware (excluding Delaware conflicts of laws rules).

      16. Jurisdiction; Venue. Maker hereby irrevocably consents to the non-exclusive personal jurisdiction of the courts of the State of Delaware and, if a basis for federal jurisdiction exists, the non-exclusive jurisdiction of the United States District Court for the District of Delaware. Maker agrees that venue shall be proper in any Superior Court of the State of Delaware selected by Payee or, if a basis for federal jurisdiction exists, in the United States District Court for the District of Delaware. Maker waives any right to object to the maintenance of any suit or claim in any of the state or federal courts of the State of Delaware on the basis of improper venue or of inconvenience of forum. Any suit or claim brought by Maker against Payee that is based, in whole or in part, directly or indirectly, on this Note or any matters relating to this Note, shall be brought in a court only in the State of Delaware. Maker shall not file any counterclaim against Payee in any suit or claim brought by Payee against Maker in a jurisdiction outside of the State of Delaware unless under the rules of the court in which Payee brought such suit or claim the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the claim or suit instituted by Payee against Maker. Maker agrees that any forum outside the State of Delaware is an inconvenient forum and that a suit brought by Maker against Payee in any court outside the State of Delaware should be dismissed or transferred to a court located in the State of Delaware. Nothing in this Note shall affect the right of Payee to commence legal proceedings or to otherwise proceed against Maker in any jurisdiction.

      17. Time. Time is of the essence of this Note.

      18. Maximum Rate of Interest. Anything herein to the contrary notwithstanding, the obligations of Maker under this Note (or any other instrument, agreement or other document evidencing or securing the indebtedness evidenced by this Note) shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment of interest by Payee would be contrary to provisions of law applicable to the indebtedness evidenced hereby (or applicable to Maker or Payee) limiting the maximum rate of interest that may be charged or collected by Payee on this Note or the indebtedness evidenced hereby. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purposes of determining whether such rate of interest exceeds the maximum rate of interest permitted by applicable law shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note, and then to the extent that any excess remains, all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds that principal balance shall be paid by Payee to Maker, it being the intent of the parties hereto that under no circumstances shall Maker be required to pay any interest in excess of the highest rate permissible under applicable law.


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

      19. MUTUAL WAIVER OF JURY TRIAL. MAKER AND PAYEE WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OF ANY KIND ARISING UNDER OR RELATING IN ANY WAY TO THIS NOTE. MAKER AND PAYEE ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO EACH OTHER THAT THESE WAIVERS ARE MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL OF THEIR CHOICE. MAKER AND PAYEE AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

                            [Signature Page Follows]


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

      IN WITNESS WHEREOF, and intending to be legally bound hereby Maker executes this Note under seal as of the date first written above.


WITNESS:                                    TELEPLUS WIRELESS, CORP.

                                            /s/ Marius Silvasan

_____________________________               By:___________________________(SEAL)

                                               Name:
                                               Title:

                                               I have the authority to bind the
                                               Corporation


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

_____________ OF _____________, CITY/COUNTY OF _________________, SS:

      On this _____ day of ______________, 200___ before me personally came ________________, known to me (or whose identity was satisfactorily proven to me), who, being by me duly sworn, did depose and say that he/she is the ____________ of TelePlus Wireless, Corp., a Delaware corporation, the Maker described in the foregoing promissory note, and that in his/her capacity as ______________, and being authorized to do so, he/she executed the foregoing promissory note on behalf of the said corporation for the purposes set forth therein.

      AS WITNESS my hand and notarial seal.

                                              __________________________________

                                              Notary Public


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